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      DEAN HELLER                                                         (stamp
      Secretary of State     ----------------------------       FILED # C8584-01
[LOGO]                      |        Certificate of      |         DEC 05 2001
      202 North Carson      |          Amendment         |      IN THE OFFICE OF
      Street, Carson City,  | PURSUANT TO NRS 78.385 and |       /s/ Dean Heller
      Nevada 89701-4201     |          78.390            |           DEAN HELLER
      (775) 684 5708         ----------------------------    SECRETARY OF STATE)
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         Important:  Read attached instructions before completing form.
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              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit In Duplicate -



1.   Name of corporation:    GRAVITY SPIN HOLDINGS, INC.
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2.   The articles  have been amended as follows  (provide  article  numbers,  if available):

       ARTICLE III AMENDED AS ATTACHED HERETO.
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3.      The vote by which the  stockholders  holding  shares in the  corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: GREATER THAN 90%.*
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4.   Officer Signature (Required):

/s/ Bruce Turner                                      PRESIDENT - DIRECTOR
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*If any proposed  amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.